UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 14, 2008
(Date of earliest event reported):	November 12, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2008, Fulton Financial Corporation (“Fulton”) entered into amended employment agreements (the “Employment Agreements”) with R. Scott Smith, Jr., Craig H. Hill, Charles J. Nugent, James E. Shreiner and E. Philip Wenger (the “Executive Officers”) to replace the existing employment agreements between each of the Executive Officers and Fulton (the “Prior Agreements”). The Employment Agreements are similar to the Prior Agreements and provide comparable benefits to the Executive Officers. The reason Fulton and the Executive Officers agreed to replace the Prior Agreements was to make changes necessary to ensure that the Employment Agreements comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (“IRC 409A”). Fulton’s Executive Compensation Committee approved the changes to the Employment Agreements as required to comply with IRC 409A.

The Employment Agreements executed by the Executive Officers are filed herewith as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
10.1	Amended Employment Agreement between Fulton Financial Corporation and R. Scott Smith, Jr. dated November 12, 2008
10.2	Amended Employment Agreement between Fulton Financial Corporation and Craig H. Hill dated November 12, 2008
10.3	Amended Employment Agreement between Fulton Financial Corporation and Charles J. Nugent dated November 12, 2008
10.4	Amended Employment Agreement between Fulton Financial Corporation and James E. Shreiner dated November 12, 2008
10.5	Amended Employment Agreement between Fulton Financial Corporation and E. Philip Wenger dated November 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2008	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent, Senior Executive Vice President and Chief Financial Officer

3